UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Amendment No. 1
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2006
TD AMERITRADE Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

4211 South 102nd Street
Omaha, Nebraska		68127
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (402) 331-7856
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits.
     On January 27, 2006, TD AMERITRADE Holding Corporation (the “Company”) filed a Current Report on Form 8-K in connection with the acquisition of TD Waterhouse Group, Inc. (“TD Waterhouse”) on January 24, 2006. Pursuant to Item 9.01 (a) and (b) of Form 8-K, the Company indicated that it would file any required financial information no later than the date by which such information is required to be filed pursuant to Form 8-K. This Amendment is filed to satisfy such requirement.
(a) Financial Statements of Businesses Acquired
     The historical consolidated financial statements of TD Waterhouse, including TD Waterhouse’s audited consolidated statements of financial condition as of October 31, 2004 and 2003, audited consolidated statements of income, cash flows and changes in stockholders’ equity for each of the years ended October 31, 2004, 2003 and 2002, unaudited condensed consolidated statement of financial condition as of July 31, 2005, unaudited condensed consolidated statements of income for the three months and nine months ended July 31, 2005 and 2004 and unaudited statements of cash flows for the nine months ended July 31, 2005 and 2004, were previously filed as part of the Company’s definitive proxy statement on December 5, 2005.
(b) Pro Forma Financial Information
     The pro forma financial statements for the acquisition of TD Waterhouse were previously filed as part of the Company’s definitive proxy statement on December 5, 2005. The pro forma financial statements include an unaudited pro forma combined condensed balance sheet as of June 24, 2005 and unaudited pro forma combined condensed statements of operations for the year ended September 24, 2004 and the nine months ended June 24, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION
Date: April 10, 2006	By:	/s/ JOHN R. MACDONALD
		Name:	John R. MacDonald
		Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer

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